Pricing Supplement No. 142L Dated June 6, 2002 (To Prospectus dated October 31, 2001 and Prospectus Supplement dated November 9, 2001)	Rule 424(b)(2) File No. 333-71876 CUSIP #: 46623E BA6

J.P. MORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series C Due From Nine Months to Thirty Years from Date of Issue
[ ]	Subordinated Medium Term Notes, Series A Due From Nine Months to Thirty Years from Date of Issue

Principal Amount: Issue Price Accrued Interest Commission or Discount: Proceeds to Company Including Accrued Interest	$ 42,000,000.00 100.003% $ 50,545.83 $ 63,000.00 $ 41,988,805.83
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES INC.	$ 41,160,000
HSBC Securities (USA) Inc.	$ 420,000
Sandler O'Neill & Partners	$ 420,000
Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[X]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount) plus Accrued Interest.
Original Issue Date:	June 13, 2002
Stated Maturity:	May 20, 2005

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars

[  ]  Fixed Rate Note:
[X] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	LIBOR Telerate [X] CMT [ ]	LIBOR Reuters [ ]

Interest Payment Dates:
   Quarterly on each 20th or next good business day of May, August, November and February commencing with August 20, 2002.

Interest Reset Dates:  The 20th or next good business day of May, August, November and February commencing with August 20, 2002.

Index Maturity:   3 month LIBOR

Spread (+/-):        +27 BP

Multiplier: Not Applicable

Maximum Interest Rate:    Not Applicable      Minimum Interest Rate:  0%

Optional Redemption:   Yes [   ]   No [X]